Exhibit 4.74
SHENZHEN STOCK EXCHANGE PROPRIETARY INFORMATION LICENSE AGREEMENT
No. SZ11SWJ03-03
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
[Translated from the original Chinese version]
Appendix I
USE OF INFORMATION AND FEE
Agreement No.: SZ11SWJ03-03
License No.: Shenzhengxu 11SWJ03-03
I. USE OF INFORMATION
1. Content: real time quotations of Shenzhen Stock Exchange
2. Allowed Uses: only limited to dissemination through www.jrj.com.cn, www.jrj.com, www.jrj.cn
3. Ways of Dissemination: Internet
4. Users’ Receiving Terminal: Computer
II. TERM OF THE AGREEMENT IS FROM APRIL 1, 2011 TO MARCH 31, 2012.
III. PAYMENT OF INFORMATION FEE
1. The license fee for the Proprietary Information shall be *** for twelve months. Party B shall pay the license fee for the first year within ten working days after the execution of the Agreement. Party A shall issue an invoice to Party B within ten working days after receiving such payment, and grant Party B the Shenzhen Stock Exchange Proprietary Information License Certificate for the year. From the second year on, Party B shall pay the license fee within the first five working days of such contractual year.
2. Party B chooses the way of satellite to receive information. Satellite running fee shall be *** for twelve months.
3. This contract shall take effect as of April 1, 2011. Any party intending to terminate this contract should notify the other party in writing six months before the expiry of each contractual year, otherwise, this contract shall be automatically extended.

Party A: Shenzhen Securities Information Co., Ltd SEAL: /s/company seal
Address: F6, Building 10, Shangbu Industrial Zone, Honglixi road,
Futian District, Shenzhen
Tel: 86-755-83276743	Representative to sign:
Fax: 86-755-83201393	Date: March 7, 2011
Bank of deposit and account No.: Futian Branch of Merchants Bank

Party B: Fortune Software (Beijing) Co., Ltd. SEAL: /s/company seal
Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street,
Xicheng District, Beijing 100033, China
Tel: 86-10-58325388	Representative to sign:
Fax: 86-10-58325300	Date: March 7, 2011

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission